Exhibit 4.2
Execution Version

ENERGIZER HOLDINGS, INC.,
THE GUARANTORS PARTY HERETO
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
AS TRUSTEE
FIRST SUPPLEMENTAL INDENTURE
DATED AS OF
MAY 19, 2011
$600,000,000
4.700% SENIOR NOTES DUE 2021

TABLE OF CONTENTS

Page
ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope of Supplemental Indenture; General	2

ARTICLE 2
CERTAIN DEFINITIONS

Section 2.01. Certain Definitions Applicable to the Notes	3

ARTICLE 3
COVENANTS

Section 3.01. Offer to Redeem upon Change of Control Triggering Event	9
Section 3.02. Limitations on Liens	9
Section 3.03. Limitations on Sale and Lease-Back Transactions	12
Section 3.04. Reports by Company	13

ARTICLE 4
REMEDIES

Section 4.01. Events of Default	13

ARTICLE 5
GUARANTEES

Section 5.01. Unconditional Guarantees	13

ARTICLE 6
THE NOTES

Section 6.01. Form of the Notes	13
Section 6.02. Depository	14

ARTICLE 7
REDEMPTION

Section 7.01. Optional Redemption	14
Section 7.02. Applicability of Sections of the Base Indenture	14

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Page
ARTICLE 8
DEFEASANCE

Section 8.01. Defeasance	15

ARTICLE 9
MISCELLANEOUS

Section 9.01. GOVERNING LAW	15
Section 9.02 Recitals	15

SCHEDULE:
1. Guarantors

EXHIBIT:
A. Form of Note

ii

     FIRST SUPPLEMENTAL INDENTURE dated as of May 19, 2011 (“First Supplemental Indenture”) to the Indenture dated as of May 19, 2011 (the “Base Indenture” and as supplemented by this First Supplemental Indenture and as supplemented from time to time, the “Indenture”), is by and among ENERGIZER HOLDINGS, INC., a Missouri corporation (the “Company”), each of the Guarantors a party hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking corporation, as trustee (as defined in the Indenture, the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Notes (as defined herein):
     WHEREAS, the Company, the Guarantors and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (as defined in the Indenture, the “Debt Securities”), to be issued in one or more series, as in the Indenture provided;
     WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Debt Securities designated as its 4.700% Senior Notes due 2021 (the “Notes”), guaranteed by the Guarantors (as defined herein), on the terms set forth herein;
     WHEREAS, the Company now wishes to issue Notes in an initial aggregate principal amount of $600,000,000;
     WHEREAS, Section 11.1 of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the Holders of any Debt Securities by the Company, the Guarantors and the Trustee for such purpose, among other things, establishing the form or terms of Debt Securities or Guarantees, if any, of any series as permitted by Sections 2.1 and 3.1 of the Base Indenture;
     WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with; and
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee, in accordance with its terms, and a legal, valid and binding amendment of, and supplement to, the Base Indenture have been done;
     NOW, THEREFORE:
     In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders of the Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:
[Signature page to the First Supplemental Indenture]

ARTICLE 1
SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL
     Section 1.01. Scope of Supplemental Indenture; General. (a) This First Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Base Indenture, to which provisions reference is hereby made.
     Pursuant to this First Supplemental Indenture, there is hereby created and designated a series of Debt Securities under the Indenture entitled “4.700% Senior Notes due 2021.” The Notes shall be in the form of Exhibit A hereto, the terms of which are incorporated herein by reference. The Notes shall be guaranteed by the Guarantors as provided in such form and the Indenture.
     (b) The information applicable to the Notes required pursuant to Section 3.1 of the Indenture is as follows:
          (1) the title of the Notes is “4.700% Senior Notes due 2021”;
          (2) the initial aggregate principal amount of the Notes is $600,000,000, which may be increased in the future as set out below;
          (3) the Notes will be issued to the Initial Purchasers at a price of 99.342% of the principal amount, resulting in total net proceeds to the Company of $596,052,000; the offering price will be 99.992% of the principal amount; and 100% of the principal amount will be payable upon declaration of acceleration or maturity;
          (4) the Initial Notes will be issued on the date hereof and Additional Notes may be issued in the future, subject to the conditions set forth in the Indenture and the form of Note, and principal will be payable as set forth in the form of Note;
          (5) the rate of interest and interest payment and record dates are as set forth in the form of Note;
          (6) not applicable;
          (7) the Notes will be subject to mandatory offer to repurchase as set forth in Article 3 below;
          (8) the Notes will be subject to optional redemption as set forth in Article 7 below;
          (9) the Notes will be issuable in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof;
          (10) not applicable;
          (11) the provisions set forth in the Indenture relating to defeasance and discharge will be applicable;

          (12) not applicable;
          (13) not applicable;
          (14) not applicable;
          (15) not applicable;
          (16) as set forth elsewhere herein;
          (17) the Notes shall be issuable as Global Securities, The Depositary Trust Company shall be the Depositary and the provisions of Section 3.4(b) of the Indenture shall apply to the Notes;
          (18) not applicable;
          (19) as set forth elsewhere herein;
          (20) not applicable;
          (21) not applicable;
          (22) each of the Guarantors (as defined herein) will initially guarantee the Notes;
          (23) not applicable;
          (24) the terms of Article XVIII of the Indenture will apply to the Notes;
          (25) not applicable;
          (26) not applicable; and
          (27) as set forth elsewhere herein.
ARTICLE 2
CERTAIN DEFINITIONS
     Section 2.01. Certain Definitions Applicable to the Notes. For all purposes of this First Supplemental Indenture and the Notes, Section 1.1 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall govern. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.
     “Notes” shall have the meaning ascribed to it in the preamble of the First Supplemental Indenture.

     “Attributable Debt” means the present value (discounted at the weighted average interest rate borne by the Notes outstanding at the time of such Sale and Leaseback Transaction compounded semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).
     “Change of Control” means the occurrence of any one of the following:
     (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and the Company’s Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s Subsidiaries;
     (b) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares;
     (c) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
     (d) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or
     (e) the adoption by shareholders of a plan relating to the liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (b) above if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii) (a) the direct or indirect Holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the Holders of the Company’s Voting Stock immediately prior to that transaction or (b) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
     “Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies, on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
     “Commodity Agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.
     “Consolidated Net Tangible Assets” means total assets of the Company and the Restricted Subsidiaries (including, without limitation, any net investments in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (except for indebtedness payable by its terms more than one year from the date of incurrence thereof or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Company and the Restricted Subsidiaries as of the end of the fiscal year preceding the date of determination in accordance with GAAP; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.
     “Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, less any amount of assets reflected therein to the extent that they have been sold or pledged pursuant to an asset securitization transaction.

     “Continuing Director” means, as of any date of determination, any member of the Board of Directors who:
     (1) was a member of the Board of Directors on the date of the Indenture; or
     (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (or such lesser number comprising a majority of a nominating committee if authority for such nomination, election or appointment has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed).
Without limiting the generality of the foregoing, “Continuing Director” shall include one or more directors or nominees who are part of a dissident slate of directors in connection with a proxy contest, which director or nominee is approved by the Company’s Board of Directors as a Continuing Director for the purposes hereof or otherwise, even if such Board of Directors does not approve or opposed or opposes the directors for purposes of such proxy contest. As a result, Holders would not be entitled to require the Company to purchase the Notes under such circumstances.
     “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.
     “DTC” has the meaning ascribed to such term in Section 6.02 of the First Supplemental Indenture.
     “Event of Default” means any event specified as such in Section 5.1 of the Indenture or Section 4.01 of the First Supplemental Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “First Supplemental Indenture” means the First Supplemental Indenture, dated as of May 19, 2011, among the Company, the Guarantors and the Trustee, pursuant to which the Company’s 4.700% Notes due 2021 have been issued.
     “Fitch” means Fitch Inc., a Subsidiary of Fimalac, S.A., and its successors.
     “Global Note” has the meaning ascribed to such term in Section 6.01 of the First Supplemental Indenture.
     “Global Note Holder” has the meaning ascribed to such term in Section 6.02 of the First Supplemental Indenture.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement

or derivative contract entered into to hedge interest rate risk, currency exchange risk, or commodity price risk.
     “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) and the equivalent investment grade rating by any replacement Rating Agency or Rating Agencies selected by the Company under the circumstances permitting the Company to select a replacement Rating Agency and in the manner for selecting a replacement Rating Agency, in each case as set forth in the definition of “Rating Agency”.
     “Issue Date” means May 19, 2011.
     “Lien” or “Liens” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).
     “Moody’s” means Moody’s Investors Service, Inc., and its successors.
     “Principal Property” means each plant, facility or office of the Company or any Restricted Subsidiary of the Company located within the United States (other than its territories and possessions except in the case of the District of Columbia and Puerto Rico), except any such plant, facility or office which either (i) has a gross book value of less than 2% of Consolidated Net Tangible Assets or (ii) in the good faith opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries.
     “Rating Agency” means each of Fitch, Moody’s and S&P; provided, that if any of Fitch, Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or any successor provision thereof, as a replacement for such Rating Agency; provided that the Company shall give notice of such appointment to the Trustee.
     “Reference Treasury Dealer” means any primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) that the Company selects, which are Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, and any other Primary Treasury Dealers selected by the

Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, the Company will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such Redemption Date.
     “Restricted Subsidiary” means (a) a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, the District of Columbia, or Puerto Rico and (ii) which owns or is a lessee of a Principal Property.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     “Significant Subsidiary” means, as of the date of determination, any Guarantor, the assets or revenues of which account for (i) more than 15% of the Consolidated Total Assets of the Company and its Subsidiaries at the end of the most recently ended fiscal period or (ii) more than 15% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed four fiscal quarters.
     “Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.
     “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

ARTICLE 3
COVENANTS
     The following covenants shall apply in addition to the covenants set forth in the Indenture:
     Section 3.01. Offer to Redeem upon Change of Control Triggering Event.
     (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes pursuant to Section 7.01, each Holder of the Notes shall have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described in this Section 3.01 (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest up to, but not including, the date of purchase, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
     (b) Unless the Company has exercised its right to redeem the Notes, within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of the Notes electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
     (c) The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.
     Section 3.02. Limitations on Liens.
     (a) The Company agrees that it will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Secured Debt upon any Principal Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date hereof or hereafter acquired, without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guarantee of any such Secured Debt, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with or, at the Company’s option, prior to such Secured Debt so long as such Secured Debt shall be secured. The term “Secured Debt” means any indebtedness for money borrowed secured by a Lien. The foregoing restrictions shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:
          (1) Liens on any property, shares of stock or indebtedness for borrowed money of any entity existing at the time such entity becomes a Restricted Subsidiary;
          (2) Liens on property or shares of stock existing at the time of the acquisition of such property or stock by the Company or a Restricted Subsidiary, or existing as of the original date hereof;
          (3) Liens to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by the Company or a Restricted Subsidiary, or to secure any Secured Debt incurred by the Company or a Restricted Subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;
          (4) Liens securing Secured Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary;
          (5) Liens on property of an entity existing at the time such entity is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;
          (6) Liens on the Company’s or Restricted Subsidiary’s property in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

          (7) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;
          (8) Liens to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the Company’s, or any Restricted Subsidiary’s, interest rate, currency or commodity exposure, and not for speculative purposes;
          (9) Liens on accounts receivables and related contract rights of the Company or any Restricted Subsidiary under financing transactions pursuant to which the Company or any Restricted Subsidiary sells or transfers to special purpose vehicles accounts receivables and related contract rights for further sale or transfer to other purchasers of or investors in such assets;
          (10) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (9) above; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement (except any amounts committed at the date of the indenture), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements and construction on such property).
     Notwithstanding the foregoing provisions of this Section 3.02, the Company and any one or more Restricted Subsidiaries may, without securing the Notes, create, incur, issue, assume or guarantee Secured Debt secured by a Lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which (if originally created, incurred, issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under clauses (1) through (10) above), does not at the time exceed 15% of Consolidated Net Tangible Assets of the Company as shown on the financial statements of the Company as of the end of the fiscal year preceding the date of determination.

     Section 3.03. Limitations on Sale and Lease-Back Transactions.
     (a) The Company shall not, nor shall it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (herein referred to as a “Sale and Leaseback Transaction”) with the intention of taking back a lease of such property, unless
     (i) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.02, to create, incur, issue, assume or guarantee indebtedness secured by a Lien upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes to be Secured Debt subject to the provisions of Section 3.02;
     (ii) Since the date hereof and within a period of twelve months before and twelve months after the consummation of the Sale and Leaseback Transaction, the Company or any Restricted Subsidiaries, as the case may be, has expended or will expend for the Principal Property an amount equal to: (i) the net proceeds of the Sale and Leaseback Transaction and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction; or (ii) a part of the net proceeds of the Sale and Leaseback Transaction and the Company elects to designate such amount as a credit against such Sale and Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as described below; or
     (iii) such Sale and Leaseback Transaction does not come within the exceptions provided in Section 3.03(a)(i) and the Company does not make the election permitted by Section 3.03(a)(ii) or makes such election only as to a part of such net proceeds, in either of which events the Company shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under clause Section 3.03(a)(ii) above) to the retirement, within 180 days of the effective date of any such arrangement, of indebtedness for borrowed money of the Company or any Restricted Subsidiary (other than indebtedness of the Company, or indebtedness of a Guarantor, for borrowed money which is subordinated to the Notes or the Guarantees) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the Notes).
     Section 3.04. Reports by Company. The Company or the Guarantors will file with the Trustee (unless such reports have been filed on EDGAR), within 30 days after the Company or the Guarantors has filed the same with the Commission, copies of the annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantors may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that the Company or the Guarantors shall not be required to deliver to the Trustee any materials for which the Company or the Guarantors has sought and obtained confidential treatment from the Commission.
ARTICLE 4
REMEDIES
     Section 4.01. Events of Default. In addition to the events set forth in Section 5.1 of the Base Indenture, clauses (5) and (6) of such section 5.1 shall also apply to any such events with respect to any Significant Subsidiary that is a Guarantor. In addition to the events set forth in Section 5.1 of the Base Indenture, clause (7) of such section 5.1 shall only apply to any Guarantor that is a Significant Subsidiary and the word “material” shall be deleted.
ARTICLE 5
GUARANTEES
     Section 5.01. Unconditional Guarantees. (a) All of the Company’s existing and future Subsidiaries that are guarantors of the Company’s credit agreements or other indebtedness for borrowed money will be required to unconditionally guarantee all obligations in respect of the Notes for so long as they remain guarantors under such other indebtedness.
     (b) Each of the Guarantors required to guarantee all obligations in respect of the Notes will execute a Guarantee in the form of Exhibit A to the Indenture to evidence such Guarantee in accordance with the provisions of Article XVII of the Base Indenture.
ARTICLE 6
THE NOTES
     Section 6.01. Form of the Notes. The Notes will be issued as Global Securities in the form of Exhibit A hereto and shall be issued in the form of Global Securities.

     Section 6.02. Depository. The Depository for the Global Note will initially be The Depository Trust Company (“DTC”) and the Global Note will be deposited with, or on behalf of, the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).
     Section 6.03. Global Notes Representing Debt Securities. If an Event of Default with respect to the Notes shall have occurred and be continuing, and the Depositary so requests, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver, Notes in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing the Notes in exchange for such Global Note or Global Notes.
ARTICLE 7
REDEMPTION
     Section 7.01. Optional Redemption. The Notes will be redeemable, at the option of the Company, at any time in whole or from time to time in part. The Redemption Price for the Notes to be redeemed on any Redemption Date shall be equal to the greater of the following amounts:
     (a) 100% of the principal amount of the Notes being redeemed on the Redemption Date; or
     (b) the sum, as determined by an Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate, plus 25 basis points;
     plus, in each case, accrued and unpaid interest on the Notes to, but excluding, the Redemption Date. If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date, then on and after such Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date shall be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date according to the Notes and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
     Section 7.02. Applicability of Sections of the Base Indenture. The provisions of Article XIII of the Base Indenture in respect of the Notes shall apply to any optional redemption of the Notes except when such provisions conflict with the foregoing.

ARTICLE 8
DEFEASANCE
     Section 8.01. If the Company shall effect a defeasance of the Notes pursuant to Section 15.2 of the Indenture, the Company shall cease to under any obligation to comply with the covenants set forth in Article 3 hereof.
ARTICLE 9
MISCELLANEOUS
     Section 9.01. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     Section 9.02. Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGIZER HOLDINGS, INC.
By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: Name:	/s/ M. Callahan M. Callahan
Title:	Vice President
[Signature page to the First Supplemental Indenture]

“GUARANTORS”

EVEREADY BATTERY COMPANY, INC.
By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

ENERGIZER BATTERY MANUFACTURING, INC.

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

ENERGIZER BATTERY, INC.

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

ENERGIZER INTERNATIONAL, INC.

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Vice President

ENERGIZER PERSONAL CARE, LLC

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer
[Signature page to the First Supplemental Indenture]

PLAYTEX PRODUCTS, LLC

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

PLAYTEX MANUFACTURING, INC.

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

SCHICK MANUFACTURING, INC.

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

SUN PHARMACEUTICALS, LLC

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer

TANNING RESEARCH LABORATORIES, LLC

By: Name:	/s/ Daniel J. Sescleifer Daniel J. Sescleifer
Title:	Executive Vice President and Chief Financial Officer
[Signature page to the First Supplemental Indenture]

SCHEDULE 1
Guarantors
Eveready Battery Company, Inc. — Delaware
Energizer Battery Manufacturing, Inc. — Delaware
Energizer Battery, Inc. — Delaware
Energizer International, Inc. — Delaware
Energizer Personal Care, LLC — Delaware
Playtex Products, LLC — Delaware
Playtex Manufacturing, Inc. — Delaware
Schick Manufacturing, Inc. — Delaware
Sun Pharmaceuticals, LLC — Delaware
Tanning Research Laboratories, LLC — Delaware

EXHIBIT A
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS DEBT SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS DEBT SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR DEBT SECURITIES IN DEFINITIVE FORM.
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (1) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME UNDER WHICH RESALES ARE EXEMPT FROM REGISTRATION UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[TO BE INCLUDED ON OFFSHORE GLOBAL NOTES ONLY]
[THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE

TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.]
CUSIP: ________ ___
Energizer Holdings, Inc.
4.700% Senior Note due 2021

No. [144A][S]-[__]	$___,000,000
Energizer Holdings, Inc., a Missouri corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _____ HUNDRED MILLION DOLLARS ($___,000,000), or such other amount as indicated on the Schedule of Exchange of Notes attached hereto, on May 19, 2021.

Interest Rate	Interest Payment Dates	Regular Record Dates
4.700% per annum	May 19 and November 19, commencing November 19, 2011	May 4 and November 4
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Principal and Interest.
     The Company promises to pay the principal of this Note on May 19, 2021.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date at the rate of 4.700% per annum.
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 4 or November 4 immediately preceding the interest payment date) on each interest payment date, commencing November 19, 2011.
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     2. Indenture, Note Guaranty.
     This is one of the Notes issued as a series of Debt Securities under an Indenture dated as of May 19, 2011 (as amended by the First Supplemental Indenture dated as of May 19, 2011 and as further amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $___,000,000, but Additional Notes may be issued pursuant to the Indenture (provided that if such Additional Notes are not fungible with the originally issued Notes for U.S. federal tax purposes, such Additional Notes will have a separate CUSIP number), and the originally issued Notes and all such Additional Notes will vote together for all purposes as a single class.
     3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption and may be the subject of a Change of Control Offer, as further described in the Indenture. There is no sinking fund applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.
     4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
     5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or a Significant Subsidiary that is a Guarantor occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
     6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes.

     7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
     8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws principles.
     9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	ENERGIZER HOLDINGS, INC.

This is one of the Debt Securities of the series designated therein and referred to in the within-mentioned Indenture:	By:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory
Date: May __, 2011

Energizer Holdings, Inc.
4.700% Senior Note due 2021
[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto:

(Insert Taxpayer Identification No.)

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

By:

To be executed by an executive officer
     In connection with any transfer of this Note occurring prior to the removal of the Restricted Legend, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit C to the Indenture is being furnished herewith.
☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit B to the Indenture is being furnished herewith.
or
☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:*

By
To be executed by an executive officer

*	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made

Principal amount of
this Global Security
	Amount of decrease	Amount of increase	following such	Signature of
	in principal amount	in principal amount	decrease (or	authorized signatory of
Date of Exchange	of this Global Security	of this Global Security	increase)	Trustee

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 3.01 of the First Supplemental Indenture, check the box: ☐
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.01 of the First Supplemental Indenture, state the amount (in original principal amount) below:
          $____________________.
Date:____________
Your Signature:__________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1_____________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.